Exhibit 99.1

PLEASE CONTACT:

Tere H. Miller

Vice President,

Corporate Communications

760-741-2111 ext. 177

REALTY INCOME ANNOUNCES SOLID
FIRST QUARTER OPERATING RESULTS

ESCONDIDO, CALIFORNIA, May 1, 2003...Realty Income Corporation (Realty Income), The Monthly Dividend Company®, (NYSE: O) announces operating results for the first quarter ended March 31, 2003.

COMPANY HIGHLIGHTS:
(For the quarter ended March 31, 2003)

•                  Revenue increased 7.5% to $35.7 million

•                  Funds from Operations (FFO) increased 7.1% to $24.0 million

•                  FFO per diluted common share increased 1.5% to $0.69 per share

•                  Same store rents increased 0.6%

•                  Portfolio occupancy increased to 97.9%

•                  Invested $33.1 million in 42 additional properties at an average 10.9% lease rate

•                  Increased the monthly dividend amount for the 22nd consecutive quarter to an annual rate of $2.355 per share

•                  Paid the 392nd  consecutive monthly dividend in March 2003

•                  Received credit ratings upgrade from Moody’s Investors Service

•                  Issued $100 million of 5-3/8% senior unsecured notes

Financial Results

Revenue Increases

Realty Income’s revenue for the first quarter ended March 31, 2003 increased 7.5% to $35.7 million as compared to $33.2 million for the same quarter in 2002.

Funds from Operations

FFO for the quarter ended March 31, 2003 increased 7.1% to $24.0 million as compared to $22.4 million for the same quarter in 2002. On a diluted per common share basis, FFO increased 1.5% to $0.69 per share compared to $0.68 per share for the same period in 2002.

The Company considers FFO to be an appropriate supplemental measure of a Real Estate Investment Trust’s (REIT’s) operating performance as it is based on net income analysis of property portfolio performance that excludes non-cash items such as depreciation. FFO is an alternative non-GAAP measure that is also considered to be a good indicator of a company’s ability to pay dividends. (See reconciliation of net income to FFO on page six.)

Net Income Available to Common Stockholders

Net income available to common stockholders for the quarter ended March 31, 2003 was $15.6 million as compared to $15.9 million for the same period in 2002. On a diluted per common share basis, net income was $0.45 per share for the three months ended March 31, 2003 as compared to $0.48 per share for the same period in 2002.

The calculation to determine net income for a real estate company includes gains and losses from the sale of investment properties. The amount of gains and losses varies from quarter to quarter according to the timing of property sales. This variance can significantly impact net income.

Excluding the gain on sales of investment properties and income or loss from discontinued operations during the first quarter of each year, income from operations available to common stockholders increased by $0.01 per share to $0.45 per share in 2003 as compared to $0.44 per share in 2002, on a diluted per common share basis.

Dividend Information

In March 2003, Realty Income announced the 22nd consecutive quarterly increase in the amount of the monthly dividend on its common stock. This marked the 24th increase in the amount of the dividend, since the Company’s listing on the New York Stock Exchange in 1994, and the 393rd consecutive monthly dividend declared. The amount of the monthly dividend was increased to $0.19625 per share from $0.1950 per share for an annualized dividend amount of $2.355 per share. The Company continues its 33-year policy of declaring and paying common stock dividends every month.

Real Estate Portfolio Update

As of March 31, 2003 Realty Income’s portfolio of freestanding, single-tenant retail properties consisted of 1,235 properties located in 48 states, leased to 80 retail chains doing business in 25 retail industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 11.0 years.

Portfolio Management Activities

The Company’s portfolio of retail real estate properties owned, primarily under 15- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of March 31, 2003, portfolio occupancy was 97.9% with only 26 properties available for lease out of 1,235 properties in the portfolio.

Same store rents on 1,042 properties under lease during the three months ended March 31, 2003 and 2002 increased 0.6% to $31.04 million from $30.87 million in 2002.

Property Acquisitions

During the first quarter, Realty Income invested $33.1 million in 42 new properties and properties under development with an initial contractual average lease yield of 10.9%. The new properties are located in nine states and are 100% leased under net-lease agreements with an initial average lease length of 20.3 years. They are leased to five different retail chains in three industries: automotive service, convenience store and restaurant. In addition, Crest Net Lease, Inc., a subsidiary of the Company, invested $1.3 million in one new property and properties under development.

The Company believes the acquisition market for freestanding, net-leased, retail properties, while competitive, remains attractive. During 2003, the Company anticipates it will acquire additional properties utilizing its acquisition credit facility, the proceeds from property dispositions, and internally generated cash flow. Realty Income maintains an unsecured credit facility with borrowing capacity of $250 million that is used to fund acquisitions. As of March 31, 2003 the Company had outstanding borrowings of $24.8 million under this credit facility.

Property Dispositions

Realty Income continues to successfully execute its asset disposition program. The objective of the program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company’s real estate portfolio or increase the average lease length.

During the first quarter of 2003, Realty Income sold four properties and excess land parcels from three properties for $4.2 million and reported a gain on sales of $166,000. These gains are included in income from discontinued operations. The properties sold consisted of one child care, one home improvement and two restaurant properties. The land sales were on three convenience store locations. The proceeds were, or will be, used to pay down the Company’s acquisition credit facility and invest in new properties.

Other First Quarter 2003 Activities

Credit Ratings Upgrade

In February 2003, Realty Income received an upgrade in its credit ratings from Moody’s Investors Service. The Company’s senior unsecured debt rating was raised to Baa2 from Baa3 and its preferred stock ratings were raised to Baa3 from Ba1, with a stable outlook.

Issuance of 10-Year Senior Unsecured Notes

On March 5, 2003, Realty Income announced the pricing of $100 million of 5-3/8% senior unsecured notes due 2013. The price to the investor for the notes was 99.509% of the principal amount for an effective yield of 5.439%. These securities have been rated BBB by Fitch Ratings, Baa2 by Moody’s Investors Service and BBB- by Standard & Poor’s Ratings Group. The net proceeds from the offering were used to repay borrowings under the Company’s $250 million unsecured acquisition credit facility.

Crest Net Lease

Crest Net Lease, Inc., a wholly-owned subsidiary formed by Realty Income, is focused on acquiring and subsequently marketing net-leased properties for sale. During the first quarter ended March 31, 2003, Crest sold two properties for $2.7 million and reported a gain on sales of $276,000. During the quarter Crest also invested $1.3 million in one new property and properties under development. At the end of the first quarter, Crest carried an inventory of $3.4 million, which consists of three properties held for sale.

Management’s goal is for Crest to carry an average inventory of between $20 to $25 million in properties. The subsidiary generates an earnings spread on the difference between the lease payments it receives on the properties held in inventory and the cost of capital used to acquire properties. It is management’s belief that at this level of inventory, earnings will more than cover the ongoing operating expenses of Crest.

The contribution to Realty Income’s FFO by Crest depends on the timing and the number of property sales achieved, if any, in a given period. During the first quarter ended March 31, 2003, Crest generated $85,000, or $0.002 per diluted common share, in FFO for Realty Income as compared to $363,000, or $0.01, in 2002.

CEO Comments on First Quarter 2003 Operating Results

Commenting on Realty Income’s financial results and real estate operations, Tom A. Lewis, Chief Executive Officer stated, “We are pleased to once again report increases in our revenue, funds from operations and dividends to shareholders during the first quarter of 2003. Our portfolio of 1,235 retail properties continues to experience solid performance with same store rents rising 0.6% during the quarter and occupancy increasing to 97.9%. We attribute the strength in our portfolio to the fact that we own the properties of retail chains selling basic human needs goods and services at relatively low prices, a retail focus that has, historically, served us well during a variety of economic environments.

“In addition, our portfolio operations should remain stable and Crest Net Lease should again make a positive contribution to our earnings this year. We believe that most of our FFO growth in 2003 will be generated by new property acquisitions. The market for net-leased properties, while competitive, remains positive with numerous acquisition opportunities for the Company to consider. We believe our ability to act quickly and fund large acquisitions without financing contingencies will allow us to remain a very competitive player in the net-lease acquisitions market. We anticipate acquiring approximately $150 million in additional properties for Realty Income and Crest during 2003 with initial cash-on-cash yields in excess of 10.0%. We have ready access to capital with $225 million available on our $250 million credit facility and our balance sheet remains among the strongest and most conservative in our industry.

“We are also pleased with the continued increases in lease revenue and funds from operations that have allowed us to regularly increase the amount of the monthly dividend. This quarter we announced the 22nd consecutive quarterly increase, the 24th since we became a public company in 1994. In a time of economic uncertainty and market swings, we are fortunate that, as The Monthly Dividend Company®, we have continued to offer a dependable source of monthly income to our shareholders.”

Earnings Commentary

Realty Income’s FFO per common share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per common share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates, occupancy rates, periodically accessing the capital markets, the level of property acquisitions and dispositions, lease rollovers, the general real estate market, the economy, and the operations of Crest Net Lease.

2003 Estimates

Management estimates that FFO per common share for 2003 should range from $2.86 to $2.91, which would equate to an increase of approximately 2% to 4% over 2002 FFO per share of $2.80. This represents a change from the Company’s previous FFO per common share estimates of $2.93 to $2.95. The adjustment in FFO per common share estimates equates to about $0.055 per share for 2003 and is attributable to a $0.02 change due to timing delays in anticipated property acquisitions, a $0.015 per share reduction in estimates for Crest Net Lease and an approximately $0.02 per share reduction relating to one property leased to Fleming Foods that the Company anticipates will become available for lease during the second quarter of 2003.

Management estimates Crest Net Lease will generate between $0.05 to $0.06 per share of FFO during 2003, as compared to its previous estimates of $0.06 to $0.08. Crest’s primary business is the purchase and sale of properties for a profit. These sales may occur at various times during the course of the year, which could cause FFO in certain quarters to fluctuate from normal levels.

The Company does not intend to provide quarterly estimates of FFO. Absent changes in annual FFO guidance, at the end of each quarter, it may be presumed that the Company’s overall estimate for the year has not changed.

Forward-Looking Statements

Statements in this press release, which are not strictly historical, are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results.  These risks include, among others, general economic conditions, local real estate conditions, the availability of capital to finance planned growth, acquisitions of properties and the timing of these acquisitions, and the profitability of the Company’s subsidiary, Crest Net Lease, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates.  Actual operating results may differ materially from what is expressed or forecast in this press release.  The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income.  As of March 31, 2003, the Company had paid 392 consecutive monthly dividend payments throughout its 33-year operating history. The monthly income is supported by the cash flows from over 1,200 retail properties owned under long-term lease agreements with leading regional and national retail chains.  The Company is an active buyer of net-leased retail properties nationwide.

Note to Editors:

Realty Income press releases are available at no charge by calling our toll-free investor hotline number: 888-811-2001, or through the Internet at http://www.realtyincome.com/Investing/News.html

CONSOLIDATED STATEMENTS OF INCOME

For the three months ended March 31, 2003 and 2002

(dollars in thousands, except per share amounts)

	2003	2002

REVENUE
Rental	$35,295	$32,842
Gain on sales of real estate acquired for resale	276	365
Interest and other	111	31

	35,682	33,238
EXPENSES
Interest	5,964	5,605
Depreciation and amortization	8,073	7,321
General and administrative	2,747	2,389
Property	690	616
Income taxes	166	288

	17,640	16,219

Income from operations	18,042	17,019
Gain on sales of investment properties	—	340

Income from continuing operations	18,042	17,359
Income (loss) from discontinued operations	(8)	935

Net income	18,034	18,294
Preferred stock dividends	(2,428)	(2,428)

Net income available to common stockholders	$15,606	$15,866

Funds from operations (FFO)	$24,003	$22,383

Basic and diluted per share information for common stockholders:
FFO	$0.69	$0.68

Income from operations

0.45

0.44

Net income

0.45

0.48

Cash dividends paid

0.585

0.570

FUNDS FROM OPERATIONS

For the three months ended March 31, 2003 and 2002

(dollars in thousands, except per share amounts)

	2003	2002

Net income available to common stockholders	$15,606	$15,866
Depreciation and amortization:
Continuing operations	8,073	7,321
Discontinued operations	20	183
Depreciation of furniture, fixtures & equipment	(30)	(33)
Provision for impairment losses:
Discontinued operations	500	160
Gain on sales of investment properties:
Continuing operations	—	(340)
Discontinued operations	(166)	(774)

Funds from operations	$24,003	$22,383

Dividends paid to common stockholders	$20,450	$18,820

FFO in excess of dividends	$3,553	$3,563

FFO per common share, basic and diluted	$0.69	$0.68
Weighted average number of common shares used for computation per share:
Basic	34,964,864	33,044,470
Diluted	35,005,985	33,091,747

FUNDS FROM OPERATIONS GENERATED BY CREST NET LEASE

For the three months ended March 31, 2003 and 2002

(dollars in thousands, except per share amounts)

Gains from the sales of real estate acquired for resale	$276	$365
Rent and other revenue	95	475
Interest expense	(77)	(75)
General and administrative expense	(172)	(196)
Property expenses	(6)	(42)
Income taxes	(31)	(164)
Funds from operations contributed by Crest Net	$85	$363

FFO per common share, basic and diluted	$0.002	$0.01

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of assets uniquely significant to the real estate industry, reduced by gains and increased by losses on (i) sales of investment property and provisions for impairment and (ii) extraordinary items.

CONSOLIDATED BALANCE SHEETS

As of March 31, 2003 and December 31, 2002

(dollars in thousands, except per share amounts)

	2003	2002
ASSETS
Real estate, at cost:
Land	$478,657	$467,488
Buildings and improvements	835,581	818,412
	1,314,238	1,285,900

Less accumulated depreciation and amortization	(261,535)	(254,250)

Net real estate held for investment	1,052,703	1,031,650
Real estate held for sale, net	4,880	6,528
Net real estate	1,057,583	1,038,178
Cash and cash equivalents	3,606	8,921
Accounts receivable	3,343	4,408
Goodwill, net	17,206	17,206
Other assets	12,188	11,517

Total assets	$1,093,926	$1,080,230

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$6,869	$6,801
Accounts payable and accrued expenses	7,715	5,047
Other liabilities	5,798	6,227
Line of credit payable	24,800	109,700
Notes payable	330,000	230,000

Total liabilities	375,182	357,775

Stockholders’ equity:
Preferred stock and paid in capital, par value $1.00 per share, 20,000,000 shares authorized, 4,125,700 shares issued and outstanding	99,368	99,368
Common stock and paid in capital, par value $1.00 per share, 100,000,000 shares authorized, 35,000,584 and 34,874,827 shares issued and outstanding in 2003 and 2002, respectively	857,020	855,818
Distributions in excess of net income	(237,644)	(232,731)

Total stockholders’ equity	718,744	722,455

Total liabilities and stockholders’ equity	$1,093,926	$1,080,230

The following table sets forth certain information regarding our properties classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue (1)
	For the Quarter Ended	For the Years Ended
Industry	March 31, 2003	Dec 31, 2002	Dec 31, 2001	Dec 31, 2000	Dec 31, 1999	Dec 31, 1998	Dec 31, 1997	Dec 31, 1996

Apparel Stores	2.3%	2.3%	2.4%	2.4%	3.8%	4.1%	0.7%	—%
Automotive Collision Services	0.2	—	—	—	—	—	—	—
Automotive Parts	7.3	7.6	8.3	8.3	8.6	7.8	9.1	10.5
Automotive Service	8.1	7.0	5.7	5.8	6.6	7.5	6.4	4.8
Book Stores	0.5	0.4	0.4	0.5	0.5	0.6	0.5	—
Business Services	0.1	0.1	0.1	0.1	0.1	*	—	—
Child Care	19.1	20.8	23.9	24.7	25.3	29.2	35.9	42.0
Consumer Electronics	3.3	3.3	4.0	4.9	4.4	5.4	6.5	0.9
Convenience Stores	10.7	9.1	8.4	8.4	7.2	6.1	5.5	4.6
Craft & Novelty	0.5	0.4	0.4	0.4	0.4	*	—	—
Drug Stores	0.2	0.2	0.2	0.2	0.2	0.1	—	—
Entertainment	2.7	2.3	1.8	2.0	1.2	—	—	—
General Merchandise	0.5	0.5	0.6	0.6	0.6	*	—	—
Grocery Stores	0.1	0.5	0.6	0.6	0.5	*	—	—
Health & Fitness	4.0	3.8	3.6	2.4	0.6	0.1	—	—
Home Furnishings	5.2	5.4	6.0	5.8	6.5	7.8	5.6	4.4
Home Improvement	1.7	1.2	1.3	2.0	3.6	*	—	—
Office Supplies	2.0	2.1	2.2	2.3	2.6	3.0	1.7	—
Pet Supplies & Services	1.8	1.7	1.6	1.5	1.1	0.6	0.2	—
Private Education	1.2	1.3	1.5	1.4	1.2	0.9	—	—
Restaurants	12.4	13.5	12.2	12.3	13.3	16.2	19.8	24.4
Shoe Stores	0.9	0.8	0.7	0.8	1.1	0.8	0.2	—
Sporting Goods	3.9	4.1	0.9	—	—	—	—	—
Theaters	4.2	3.9	4.3	2.7	0.6	—	—	—
Video Rental	3.3	3.3	3.7	3.9	4.3	3.8	0.6	—
Other	3.8	4.4	5.2	6.0	5.7	6.0	7.3	8.4

Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

* Less than 0.1%

(1)               Includes rental revenue for all properties (including revenue from properties classified to discontinued operations) owned by
Realty Income and excludes properties owned by our subsidiary, Crest Net.

The following table sets forth certain information regarding properties owned by Realty Income at March 31, 2003, classified according to the retail business types and the level of services they provide (dollars in thousands):

Industry	Number of Properties(1)	Rental Revenue For the Quarter Ended March 31, 2003(2)	Percentage of Rental Revenue

TENANTS PROVIDING SERVICES
Automotive Collision Services	4	$50	0.2%
Automotive Service	182	2,880	8.1
Child Care	313	6,804	19.1
Entertainment	10	965	2.7
Health & Fitness	10	1,401	4.0
Private Education	5	435	1.2
Theaters	11	1,499	4.2
Other	9	1,360	3.8
	544	15,394	43.3

TENANTS SELLING GOODS AND SERVICES
Automotive Parts (with installation)	65	1,506	4.3
Business Services	1	32	0.1
Convenience Stores	154	3,803	10.7
Home Improvement	2	68	0.2
Pet Supplies & Services	6	397	1.1
Restaurants	215	4,415	12.4
Video Rental	34	1,179	3.3
	477	11,400	32.1

TENANTS SELLING GOODS
Apparel Stores	6	808	2.3
Automotive Parts	73	1,075	3.0
Book Stores	2	180	0.5
Consumer Electronics	36	1,171	3.3
Craft & Novelty	3	187	0.5
Drug Stores	1	61	0.2
General Merchandise	11	172	0.5
Grocery Stores	2	47	0.1
Home Furnishings	38	1,846	5.2
Home Improvement	14	548	1.5
Office Supplies	9	716	2.0
Pet Supplies	4	234	0.7
Shoe Stores	4	314	0.9
Sporting Goods	11	1,403	3.9
	214	8,762	24.6

Totals	1,235	$35,556	100.0%

(1)               Excludes properties owned by our subsidiary, Crest Net.

(2)               Includes rental revenue for all properties (including revenue from properties reclassified to discontinued operations of $348,000) owned by Realty Income and excludes revenue of $87,000 from properties owned by Crest Net.

The following table sets forth certain information regarding the timing of the initial lease term expirations (excluding extension options) on our 1,204 net leased, single-tenant retail properties as of March 31, 2003 (dollars in thousands):

Year	Number of Leases Expiring(1)	Rental Revenue for the Quarter Ended March 31, 2003(2)	Percentage of Rental Revenue
2003	76	$1,438	4.2%
2004	124	2,488	7.3
2005	88	1,705	5.0
2006	75	1,677	4.9
2007	119	2,146	6.3
2008	70	1,587	4.7
2009	29	697	2.1
2010	42	955	2.8
2011	35	1,364	4.0
2012	49	1,580	4.7
2013	72	3,158	9.3
2014	36	1,630	4.8
2015	32	834	2.5
2016	14	373	1.1
2017	21	1,363	4.0
2018	16	506	1.5
2019	50	2,268	6.7
2020	10	916	2.7
2021	95	3,599	10.6
2022	97	2,446	7.2
2023	42	183	0.5
2024	2	97	0.3
2026	2	93	0.3
2033	3	296	0.9
2034	2	208	0.6
2037	3	338	1.0

Totals	1,204	$33,945	100.0%

(1)                                  Excludes properties owned by our subsidiary, Crest Net.

(2)                                  This table does not include revenue of $1,243,000 from five multi-tenant properties, revenue of $20,000 from 26 vacant unleased single-tenant properties at March 31, 2003 and revenue of $87,000 from properties owned by our subsidiary, Crest Net.  The lease expirations for properties under construction are based on the estimated date of completion of those properties.

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio as of March 31, 2003 (dollars in thousands):

State	Number of Properties(1)	Percent Leased	Approximate Leasable Square Feet(1)	Rental Revenue for the Quarter Ended March 31, 2003(2)	Percentage of Rental Revenue
Alabama	14	100%	137,600	$356	1.0%
Alaska	2	100	128,500	251	0.7
Arizona	35	94	240,700	992	2.8
Arkansas	8	100	48,800	232	0.7
California	61	98	1,014,300	3,481	9.8
Colorado	44	98	275,100	1,056	3.0
Connecticut	16	100	245,600	923	2.6
Delaware	16	100	29,100	62	0.2
Florida	89	100	1,220,200	3,977	11.2
Georgia	70	99	539,900	1,689	4.7
Idaho	11	100	52,000	197	0.6
Illinois	41	98	322,200	1,107	3.1
Indiana	28	96	156,800	539	1.5
Iowa	10	100	67,600	172	0.5
Kansas	21	100	190,000	555	1.6
Kentucky	13	100	43,600	275	0.8
Louisiana	7	100	47,100	179	0.5
Maryland	18	100	126,500	683	1.9
Massachusetts	30	100	138,300	725	2.0
Michigan	14	93	87,300	291	0.8
Minnesota	21	86	230,700	499	1.4
Mississippi	21	100	174,000	426	1.2
Missouri	34	100	225,200	739	2.1
Montana	2	100	30,000	77	0.2
Nebraska	10	100	91,200	290	0.8
Nevada	10	100	100,700	394	1.1
New Hampshire	6	100	23,900	149	0.4
New Jersey	23	100	110,800	977	2.7
New Mexico	5	100	46,000	119	0.3
New York	24	100	265,600	1,385	3.9
North Carolina	38	97	202,000	1,053	3.0
North Dakota	1	100	22,000	16	*
Ohio	67	99	433,900	1,568	4.4
Oklahoma	17	100	94,300	340	1.0
Oregon	18	100	206,000	496	1.4
Pennsylvania	34	100	265,300	980	2.8
Rhode Island	1	100	3,500	29	0.1
South Carolina	47	91	142,000	943	2.6
South Dakota	1	100	6,500	22	0.1
Tennessee	35	100	253,100	877	2.5
Texas	152	96	1,200,900	3,496	9.8
Utah	7	86	43,300	119	0.3
Vermont	1	100	2,500	22	0.1
Virginia	51	100	369,600	1,601	4.5
Washington	39	97	256,900	744	2.1
West Virginia	2	100	16,800	40	0.1
Wisconsin	16	94	162,300	334	0.9
Wyoming	4	100	20,100	79	0.2
Totals/Average	1,235	98%	10,110,300	$35,556	100.0%

*  Less than 0.1%

(1)                                  Excludes properties owned by our subsidiary, Crest Net.

(2)                                  Includes rental revenue for all properties (including revenue from properties reclassified to discontinued operations of $348,000) owned by Realty Income and excludes revenue of $87,000 from properties owned by Crest Net.